SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                     FORM 8-K

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 January 18, 1995
                 Date of Report (Date of earliest event reported)


                              TRANSCO ENERGY COMPANY
              (Exact name of registrant as specified in its charter)


                Delaware                   1-7513           74-1758039
      (State or other jurisdiction       (Commission       (IRS Employer
            of incorporation)           File Number)    Identification No.)

          2800 Post Oak Blvd.,
             Houston, Texas                            77056
     (Address of principal executive offices)       (Zip Code)


     Registrant's Telephone Number, including area code:  (713) 439-2000







         Item 1.  Changes in Control of Registrant

              On December 12, 1994, Transco Energy Company, a Dela-ware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with The Williams Com-panies, Inc., a Delaware corporation ("Williams"), and WC Ac-quisition Corp., a Delaware corporation and a wholly-owned subsidiary of Williams ("Sub"), pursuant to which Williams agreed to commence a cash tender offer (the "Offer") to acquire up to 24,600,000 shares of Common Stock, par value $0.50 per share, of the Company ("Company Common Stock"), together with attached common stock purchase rights, or approximately 60 percent of the outstanding shares of Company Common Stock, at a price of $17.50 per share, net to the seller in cash. On De-cember 16, 1994, Williams commenced the Offer. The Offer ex-pired at midnight on January 17, 1995, with approximately 86.7% of the outstanding shares of Company Common Stock having been tendered pursuant to the Offer and not withdrawn. On January 18, 1995, all conditions to the Offer having been deemed sat-isfied, Williams accepted for payment 24,600,000 shares of Company Common Stock validly tendered and not withdrawn pur-suant to the Offer. As required by the Merger Agreement, shortly before Williams' acceptance for payment of the Company Common Stock pursuant to the Offer, the Company redeemed the common stock purchase rights for $0.05 per right. Pursuant to the terms of the Merger Agreement and the Offer, all rights to the proceeds of such redemption, with respect to the Company Common Stock accepted for payment pursuant to the Offer, were assigned to Williams. A portion of the net cash proceeds of the sale by Williams of the network services portion of its telecommunications business to LDDS Communications, Inc. con-summated on January 5, 1995 was used to acquire all of the shares of Company Common Stock purchased pursuant to the Offer.

              In addition, on January 25, 1995, as contemplated by the Merger Agreement, Keith E. Bailey, the Chairman, Chief Execu-tive Officer and President of Williams, and John C. Bumgarner, Jr., the Senior Vice President for Corporate Development and Planning of Williams, were elected to the Company's Board of Directors.

              A copy of the Press Release, dated January 18, 1995, is-sued by Williams relating to the consummation of the Offer is attached as Exhibit 99 hereto, and is incorporated herein by reference.







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         Item 7.   Financial Statements and Exhibits

                   2. Agreement and Plan of Merger, dated as of De-cember 12, 1994, by and among Transco Energy Company, The Williams Companies, Inc., and WC Acquisition Corp., attached as Exhibit 2 to the
                        Schedule 14D-9 filed by the Company on December 16, 1994, and incorporated herein by reference.

                   99.  Press Release, dated January 18, 1995.










































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                                    SIGNATURES



                   Pursuant to the requirements of the Securities Ex-change Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  TRANSCO ENERGY COMPANY




                                  By:  /s/ David E. Varner
                                     Name:  David E. Varner
                                     Title: Senior Vice President
                                              and General Counsel



         Date:  February 1, 1995





























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                                   EXHIBIT INDEX



         Exhibit                                             Sequential
           No.              Description                      Page Number

           2.     Agreement and Plan of Merger, dated
                  as of December 12, 1994, by and among
                  Transco Energy Company, The Williams
                  Companies, Inc., and WC Acquisition
                  Corp., attached as Exhibit 2 to the
                  Schedule 14D-9 filed by the Company
                  on December 16, 1994, and incorporated
                  herein by reference......................

          99.     Press Release, dated January 18, 1995....



































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